                                                                   EXHIBIT 10.37


                                ESCROW AGREEMENT
                                ----------------

     THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of this 25/th/ day of January 1999, by and among WebMD, Inc., a Georgia corporation ("WebMD"), SunTrust Bank, Atlanta, a Georgia banking corporation, as the escrow agent (the "Escrow Agent") and Philippe Chambon, as representative (the "Representative") appointed by the shareholders ("Shareholders") of Sapient Health Network, Inc., an Oregon corporation ("Sapient"). As used herein, the term Corporation shall include Sapient and its Subsidiaries and terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

                             W I T N E S S E T H :
                             --------------------

     WebMD is a party to an Agreement and Plan of Merger with Sapient, dated January 4, 1999 (the "Merger Agreement"), pursuant to which Sapient has as of this date merged with and into SHN Merger Corp., a Georgia corporation and wholly owned subsidiary of WebMD ("Merger Corp."), with Merger Corp. being the surviving corporation of the Merger. Under the Merger Agreement, a copy of which is attached, an escrow fund (the "Escrow Fund") will be established consisting of shares of Series B Preferred Stock of WebMD ("WebMD Series B Preferred Stock") as provided in Sections 12.1 and 12.8 of the Merger Agreement to compensate and indemnify WebMD and Merger Corp. and their respective officers, directors, employees, representatives, agents, shareholders, controlling persons and affiliates (each an "Indemnitee") against and for any Loss suffered or incurred by an Indemnitee, as and when due, which arises out of or results from a breach of any of the representations, warranties, covenants or agreements of Sapient set forth in the Merger Agreement.

     In accordance with the Merger Agreement, the shares of WebMD Series B Preferred Stock that will constitute the Escrow Fund shall deposited with and held by the Escrow Agent pursuant to the terms of this Agreement until termination of this Agreement as provided herein.

     NOW, THEREFORE, in c consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1
                            ESTABLISHMENT OF ESCROW
                            -----------------------

     On this date, WebMD has executed a stock certificate in negotiable form representing the Escrow Shares and naming the Escrow Agent as the registered holder for the benefit of the Shareholders. Schedule 1 to this Agreement shows
                                             ----------
for each Shareholder (i) the respective percentage interest (the "Percentage Interest") of each such Shareholder in the Escrow Shares, and (ii) the corresponding aggregate maximum number of shares of WebMD Series B Preferred Stock issuable to each Shareholder, subject to the adjustments provided herein. The Escrow Agent shall hold the Escrow Shares on behalf of, and as a convenience to WebMD and the Shareholders with the same force and effect as if such shares had been delivered by WebMD to each Shareholder and subsequently delivered by such Shareholder to the Escrow Agent. The Escrow Agent shall hold the Escrow Shares for the benefit of WebMD and the Shareholders, as the case may be. Any and all future cash dividends on the Escrow Shares shall be paid in accordance
with this Agreement.   From and after the Effective Time, the Escrow Fund shall
be available to compensate and indemnify an Indemnitee against and for any Loss suffered or incurred by an Indemnitee, as and when due, which arises out of or results from a breach of any of the representations, warranties, covenants or agreements of Sapient set forth in the Merger Agreement or in any certificate or schedule delivered by Sapient pursuant to the Merger Agreement. WebMD shall promptly provide written notice to Escrow Agent of the Effective Time. An Indemnitee may not receive any shares from the Escrow Fund unless and until a Loss Notice or Loss Notices (as defined below) identifying Indemnifiable Losses, the aggregate amount of which exceed $50,000, have been delivered to the Escrow Agent pursuant to the terms hereof; in such case, an Indemnitee may recover from the Escrow Fund its Losses in excess of $50,000 in accordance with the terms and provisions hereof.

                                   ARTICLE 2
                                  DEFINITIONS
                                  -----------

     2.1 Definitions.  As used in this Agreement, the following terms shall
         -----------
have the following meanings:

         (a) "Closing Date" shall mean the date of the closing of the
              ------------
transactions contemplated by the Merger, which shall be the date on which the Effective Time occurs.

         (b) "Effective Time" shall mean the time that the Articles of Merger
              --------------
reflecting the Merger become effective with the Secretary of State of the State of Oregon and the Secretary of State of the State of Georgia.

         (c) "Disputed Loss Notice" shall mean a Loss Notice that is disputed
              --------------------
by the Representative by delivery of a Protest Notice.

         (d) "Escrow Shares" shall mean 161,866 shares of WebMD Series B
              -------------
Preferred Stock resulting from the issuance of WebMD Series B Preferred Stock for the outstanding shares of Sapient Capital Stock issued and placed in the Escrow Fund (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization and any WebMD Common Stock issued upon conversion of the Series B Preferred Stock held in the Escrow Fund).

         (e) "Indemnifiable Loss" shall mean any Loss for which an Indemnitee
              ------------------
may be indemnified pursuant to Section 12.1 of the Merger Agreement. The amount of recovery for an Indemnifiable Loss shall be reduced by any insurance proceeds received as a result of any such Indemnifiable Loss.

         (f) "Indemnitee" shall mean each of WebMD and Merger Corp. and their
              ----------
respective officers, directors, employees, representatives, agents, shareholders, controlling persons and affiliates.

         (g) "Loss" shall mean any direct or indirect demand, claim, assessment,
              ----
loss, liability, damage, cost or expense, including without limitation, penalties, fines or interest on any amount payable to a third party as a result of the foregoing, and any legal or other expense reasonably incurred in connection with investigating or defending any claim or action, whether or not resulting in any liability.

         (h) "Loss Notice" shall mean a written notice, as prescribed in Section
              -----------
12.3 of the Merger Agreement, provided by WebMD on behalf of an Indemnitee to the Escrow Agent and the Representative (i) stating the Indemnitee has paid or properly accrued or reasonably anticipates that it will have to pay or accrue an Indemnifiable Loss or potential Indemnifiable Loss, (ii) setting forth in reasonable detail the individual items comprising such Indemnifiable Loss, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, and (iii) to the extent the amount of the Indemnifiable Loss or potential Indemnifiable Loss is reasonably calculable, an estimate of the number of Escrow Shares to be delivered to an Indemnitee with respect to such Indemnifiable Loss or potential Indemnifiable Loss.

         (i) "Representative Expenses" shall mean expenses, including reasonable
              -----------------------
attorneys fees and other expenses, of the Representative, in an amount up to $10,000, incurred in connection with his obligations under this Agreement and the Merger Agreement.

         (j) "Protest Notice" shall mean a written notice, as prescribed in
              --------------
Section 2.3 hereof, provided by the Representative to an Indemnitee and the Escrow Agent if he disputes any Loss Notice received from an Indemnitee.

          (k) "Shareholders" shall mean the former holders of the issued and
               ------------
outstanding shares of capital stock of Sapient.

          (l) "Value Per Share" shall mean the Series B Price as determined in
               ---------------
accordance with the Merger Agreement.   If the Series B Price as determined in
accordance with the Merger Agreement is not $20.00 per share, WebMD and the Representative shall give written notice to the Escrow Agent of the Series B Price by January 31, 1999 or written notice that the Series B Price is still being determined. If the Series B Price is not determined by January 31, 1999, the Representative and WebMD shall give notice to the Escrow Agent of the Series B Price promptly after such price is determined in accordance with the Merger Agreement.

                                   ARTICLE 3
                        NOTICE OF CLAIMS; DISPUTED LOSS
                        -------------------------------

     3.1  Notice of Claim.  If an Indemnitee incurs an Indemnifiable Loss, or
          ---------------
should an Indemnitee negotiate a proposed settlement in satisfaction of a potential Indemnifiable Loss, it shall promptly provide a Loss Notice to the Representative and the Escrow Agent. If the Representative disputes the amount sought under any such Loss Notice or otherwise disputes the right of the Indemnitee to be indemnified hereunder, he shall provide the Indemnitee and the Escrow Agent a Protest Notice within thirty (30) days of the date any such Loss Notice is received by the Representative. If no Protest Notice is received by the Indemnitee and the Escrow Agent within thirty (30) days from the date on which any Loss Notice is received by the Representative, or if a Protest Notice is received and the dispute is resolved in favor of the Indemnitee after following the procedures set forth below, then the Escrow Agent shall cause to be delivered to WebMD and WebMD shall promptly cancel and retire that number of Escrow Shares as shall equal the number of Escrow Shares (rounded to the next highest whole number) that, when multiplied by the Value Per Share, equals the amount of Indemnifiable Loss sought by or awarded to the Indemnitee. If the Indemnitee and the Escrow Agent receive a Protest Notice within such 30-day period, the Escrow Agent shall not deliver any Escrow Shares until receipt by it of written instructions (i) signed by the Representative and a duly authorized officer of the Indemnitee; or (ii) signed by an arbitration panel that has considered and resolved such dispute as provided in Section 3.2 below, which sets forth (i) the number of Escrow Shares, and/or (ii) the amount of cash, if any, to be delivered to the Indemnitee in accordance with this paragraph. After delivery of any Escrow Shares to the Indemnitee in accordance with this paragraph, the Escrow Agent shall be reissued a certificate in respect of any remaining Escrow Shares.

     3.2  Procedure With Respect to Disputed Indemnifiable Loss.  A Disputed
          -----------------------------------------------------
Loss Notice may be resolved by the agreement of the Representative and the Indemnitee, in which case written notice of such agreement shall be promptly provided to the Escrow Agent, together with a statement of the agreed upon amount to be reimbursed to the Indemnitee. If the Representative and the Indemnitee are unable to resolve a Disputed Loss Notice within sixty (60) days of delivery of the Protest Notice to the Escrow Agent, then either of WebMD or the Representative shall give written notice to the Escrow Agent of that fact and such Disputed Loss Notice shall be submitted to arbitration in accordance with the then-current commercial arbitration rules of the American Arbitration Association ("AAA"). If a Disputed Loss Notice is to be arbitrated, the Representative shall select one arbitrator, the Indemnitee shall select one arbitrator, and the two arbitrators so chosen shall select a third. Any decision of the arbitration panel shall require the vote of at least two (2) of such arbitrators, shall be specified in a written notice delivered to WebMD, the Representative and the Escrow Agent and shall be deemed conclusive and each party shall be deemed to have waived any rights to appeal therefrom. In any arbitration pursuant to this Section 3.2, an Indemnitee shall be deemed to be the prevailing party if the arbitrators award the Indemnitee at least fifty percent (50%) of the amount in dispute, plus any amounts not in dispute; otherwise, the Shareholders shall be deemed to be the prevailing party. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration (including the administrative fee of AAA), and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration. If resolution of a Disputed Loss Notice is not made within ninety
(90) days of the date of the Protest Notice as provided in this Section 3.2, then the Escrow Agent may, in its sole discretion, either (i) continue to hold the Escrow Shares undisbursed until such time as the disputing parties agree in writing as to a proper disposition of such Escrow Shares, or (ii) if such agreement is not forthcoming, the Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hand under the terms of this Agreement, and, upon the advice of counsel, may take such other legal action as may be appropriate or necessary, whereupon the parties hereto agree Escrow Agent shall be discharged from all further duties under this Agreement. The filing of any such legal proceedings shall not deprive Escrow Agent of its compensation earned prior to such filing.


                                   ARTICLE 4
                        DUTIES; TERM; EXPIRATION; LIMITS
                        --------------------------------

     4.1  Rights and Obligations of the Parties.  The Escrow Agent shall be
          -------------------------------------
entitled to such rights and shall perform such duties of the escrow agent as set forth herein (collectively, the "Duties"), in accordance with the terms and
                                 ------
conditions of this Agreement. WebMD, Merger Corp. and the Representative shall be entitled to their respective rights and shall perform their respective duties and obligations as set forth herein and in Article 12 of the Merger Agreement, in accordance with the terms hereof and thereof. Except as to the Duties of the Escrow Agent, in the event that the terms of this Agreement conflict in any way with the provisions of Article 12 of the Merger Agreement, Article 12 of the Merger Agreement shall control.

     4.2  Escrow Term - General Indemnity.  The term of escrow  for the Escrow
          -------------------------------
Shares shall commence on the Closing Date of the Merger and shall terminate upon the occurrence of (i) the publication by WebMD of audited consolidated financial statements covering an accounting period after the Closing Date for those items that would be expected to be encountered in the audit process or (ii) one (1) year after the Closing Date for all other items. WebMD shall give prompt written notice to the Escrow Agent of the Closing Date. WebMD and the Representative shall also provide written notice to the Escrow Agent upon expiration of the escrow for the Escrow Shares.

     4.3  Expiration of Term - No Claim Pending.  If at the expiration of the
          -------------------------------------
escrow term provided in Section 4.2 above, either (i) no Loss Notice has been received with respect to an Indemnifiable Loss; or (ii) any Loss Notice that has been received has been resolved in accordance with this Agreement; or (iii) no litigation or claim is pending for which an Indemnitee may be entitled to indemnification hereunder, the Escrow Agent shall deliver to the transfer agent for WebMD Series B Preferred Stock for issuance to each Shareholder, a certificate representing the number of shares of WebMD Series B Preferred Stock equal to the aggregate number of the Escrow Shares subject to the escrow which term is expiring and then remaining in escrow times the Percentage Interest for such Shareholder, and deliver to each Shareholder, any cash or other assets distributed as a dividend or other distribution with respect to the Escrow Shares and held by the Escrow Agent at the expiration of the escrow term times the Percentage Interest for such Shareholder. The Representative and WebMD shall provide written notice to the Escrow Agent which sets forth the number of Escrow Shares to be delivered as provided in the foregoing sentence. WebMD shall notify Escrow Agent of the name and address of the transfer agent and provide instructions regarding the legends, if any, that should be placed on the certificates for such shares. Any such delivery of WebMD Series B Preferred Stock shall be of full shares and any fractional portions shall be rounded to the nearest whole number by the Escrow Agent so that the number of shares remaining in escrow to be delivered will be fully allocated among such Shareholders.

     4.4  Expiration of Term - Claim Pending.  If at the expiration of the
          ----------------------------------
escrow term provided in Section 4.2 above, any claim is pending for which a Loss Notice has been delivered to the Escrow Agent prior to such expiration and for which an Indemnitee would be entitled to indemnification if such claim were resolved adversely to them, then the Escrow Agent shall retain in such escrow that number of shares of WebMD Series B Preferred Stock as shall equal the number of Escrow Shares (rounded to the next highest whole number) that, when multiplied by the Value Per Share, equals any amount set forth by such Indemnitee in the Loss Notice with respect to such claims (the "Retained Shares"). The number of Escrow Shares, less the number of Retained Shares, shall then be distributed to the Shareholders as set forth in Section 4.3 above. Upon the resolution of any claim for which shares were retained in escrow at the expiration of the term of this Agreement and receipt of written notice from WebMD and the Representative to such effect (with a copy to Escrow Agent), the Escrow Agent shall cancel the appropriate number of Retained Shares (if any) and shall distribute any remaining Retained Shares to the Shareholders as set forth in Section 4.3 above.

     4.5  Effect of Final Delivery.  Notwithstanding the expiration of the term
          ------------------------
of the escrow, this Agreement shall continue in full force and effect until the Escrow Agent has delivered all of the Escrow Shares pursuant to the terms hereof. After all of such shares have been so delivered, all rights, duties and obligations of the respective parties hereunder shall terminate. If any cash is held in escrow at the expiration of the term of the escrow, such cash shall be distributed pro rata with the Escrow Shares as provided in Sections 4.3 and 4.4 above.

                                   ARTICLE 4
                           ESCROW STOCK CERTIFICATES
                           -------------------------

     The Escrow Agent may at any time request the transfer agent for WebMD Series B Preferred Stock to issue new certificates representing the Escrow Shares in such denominations as may be necessary or appropriate in carrying out the Escrow Agent's obligations under this Agreement.

                                   ARTICLE 5
                            DIVIDENDS; VOTING RIGHTS
                            ------------------------

     5.1  Cash Dividends; Voting Rights.  The Escrow Agent shall distribute
          -----------------------------
promptly any and all cash dividends or other cash income with respect to the Escrow Shares to the Shareholders at their addresses of record provided to the Escrow Agent by WebMD and in accordance with their Percentage Interest in the Escrow Fund (which amounts shall also be allocable to the Shareholders for tax reporting purposes); provided, however, that Escrow Agent shall not be required to distribute such amounts to any of the Shareholders who have not provided tax identification numbers in the form (including any necessary certifications or representations thereto) reasonably requested by Escrow Agent. By written notice signed by the Representative, the Representative shall have the right to direct the Escrow Agent as to the exercise of any voting rights with respect to such Escrow Shares held by the Escrow Agent on behalf of the Shareholders, and the Escrow Agent shall comply with such directions if received from the Representative at least five (5) days prior to the date of the meeting at which such vote is to be taken, which meeting date shall be set forth in such directions from the Representative.

     5.2  Stock Splits; Stock Dividends.  In the event of any stock split, stock
          -----------------------------
dividend, recapitalization or similar transaction with respect to WebMD Series B Preferred Stock that becomes effective during the term of this Agreement (including any conversion into WebMD Common Stock), the additional shares so issued with respect to the Escrow Shares shall be added to the Escrow Shares and any other references herein to a specific number of shares of WebMD Series B Preferred Stock and the Value Per Share shall be adjusted accordingly.

                                   ARTICLE 6
                                THE ESCROW AGENT
                                ----------------

     6.1  Liability.  In performing any of its duties under this Agreement , or
          ---------
upon the claimed failure to perform its duties hereunder , Escrow Agent shall not be liable to anyone for any damages, losses or expenses which they may incur as a result of the Escrow Agent so acting, or failing to act; provided, however, that Escrow Agent shall be liable for damages arising out of its willful misconduct or gross negligence under this Agreement. WebMD agrees that in the event any controversy arises under or in connection with this Agreement or the Escrow Shares, or the Escrow Agent is made a party to or intervenes in any litigation pertaining to this Agreement or the Escrow Shares, to pay to the Escrow Agent reasonable compensation for its extraordinary services and to reimburse the Escrow Agent for all cost and expenses associated with such controversy or litigation, including, but not limited to, legal fees and expenses. Accordingly, the Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of its counsel or counsel for WebMD or the Representative given with respect to any questions relating to the duties and responsibilities of the Escrow Agent hereunder; or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Agreement, not only as to its due execution and to the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the purported proper person or persons and to conform with the provisions of this Agreement. Written instructions provided to Escrow Agent hereunder by WebMD and/or the Representative shall be signed by the "Authorized Representative" as identified on Schedule 2 attached hereto. The limitation of liability provisions of this
   ----------
Section 6.1 shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

     6.2  Resignation.  The Escrow Agent may resign at any time from its
          -----------
obligations under this Agreement by providing written notice to the parties hereto. Such resignation shall be effective not later than thirty (30) days after such written notice has been given. The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent. If a successor escrow agent is not selected within thirty (30) days of the resignation of Escrow Agent, the Escrow Agent shall have the right to institute a Bill of Interpleader or other appropriate judicial proceeding in any court of competent jurisdiction, and shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hand under the terms of this Agreement, whereupon the parties hereto agree Escrow Agent shall be discharged from all further duties under this Agreement. The filing of any such legal proceedings shall not deprive Escrow Agent of its compensation earned prior to such filing. The Escrow Agent may be removed for cause by WebMD or the Representative. The removal of the Escrow Agent shall not deprive the Escrow Agent of its compensation earned prior to such removal.

     6.3  Expenses of Escrow Agent.  WebMD shall be liable for the fees and
          ------------------------
expenses of the Escrow Agent. Escrow Agent's fees and expenses are $2,500 per year and Escrow Agent shall bill WebMD for the amount of such fees and expenses, of which $2,500 will be due upon the execution of this Agreement. WebMD shall pay the amount of Escrow Agent's fees and expenses to Escrow Agent.

     6.4  Indemnification and Hold Harmless.  WebMD hereby agrees to indemnify
          ---------------------------------
and hold the Escrow Agent and its directors, employees, officers, agents, successors and assigns harmless from and against any and all losses, claims, damages, liabilities and expenses, including without limitation, reasonable costs of investigation and counsel fees and expenses which may be imposed on the Escrow Agent or incurred by it in connection with its acceptance of this appointment as the Escrow Agent hereunder or the performance of its duties hereunder; provided, however, that Escrow Agent shall be liable for damages arising out of its willful misconduct or gross negligence. Such indemnity includes, without limitation, all losses, damages, liabilities and expenses (including counsel fees and expenses) incurred in connection with any litigation (whether at the trial or appellate levels) arising from this Agreement or involving the subject matter hereof. The indemnification provisions contained in this Section 6.4 are in addition to any other rights any of the indemnified parties may have by law or otherwise and shall survive the termination of this Agreement or the resignation or removal of the Escrow Agent.

                                   ARTICLE 7
                                 REPRESENTATIVE
                                 --------------

     7.1  Power and Authority.  The Representative shall have full power and
          -------------------
authority to represent the Shareholders and their successors with respect to all matters arising under this Agreement, and all action taken by the Representative hereunder shall be binding upon such Shareholders and their successors as if expressly ratified and confirmed in writing by each of them. Without limiting the generality of the foregoing, the Representative shall have full power and authority, on behalf of all the Shareholders and their successors, to interpret all the terms and provisions of this Agreement, to dispute or fail to dispute any claim of Indemnifiable Loss against the Escrow Shares made by an Indemnitee, to negotiate and compromise any dispute which may arise under this Agreement, to sign any releases or other documents with respect to any such dispute, and to authorize delivery of Escrow Shares in satisfaction (partial or otherwise) of any claim by an Indemnitee or any other payments to be made with respect thereto. All determinations of the Representative shall be decided by a majority thereof if there is more than one Representative.

     7.2  Resignation; Successors. The Representative, or any successor
          -----------------------
hereafter appointed, may resign and shall be discharged of his duties hereunder upon the appointment of a successor Representative as hereinafter provided. In case of such resignation, or in the event of the death or inability to act of the Representative, a successor shall be named from among the Sapient Shareholders by a majority of the members of the Board of Directors of Sapient who served on such board prior to the Merger, which successor shall give written notice to the Escrow Agent and WebMD certifying that such person is the successor to the Representative and specifying the name and address of such successor Representative. Each such successor Representative shall have all the power, authority, rights and privileges hereby conferred upon the original Representative, and the term "Representative" as used herein shall be deemed to include such successor Representative. Escrow Agent shall receive written notice of any change of Representative.

     7.3  Liability.  In performing any of his duties under this Agreement, or
          ---------
upon the claimed failure to perform his duties hereunder, the Representative shall not be liable to the Shareholders or anyone else for any damages, losses or expenses which they may incur as a result of any act, or failure to act under this Agreement; provided, however, that the Representative shall be liable for damages arising out of actions or omissions that both (i) were taken or omitted not in good faith and (ii) constituted willful default or gross negligence under this Agreement. Accordingly, the Representative shall not incur any such liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of his counsel given with respect to any questions relating to the duties and responsibilities of the Representative hereunder; or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Agreement, not only as to its due execution and to the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Representative shall in good faith believe to be genuine, to have been signed or presented by the purported proper person or persons and to conform with the provisions of this Agreement. The limitation of liability provisions of this Section 7.2 shall survive the termination of this Agreement and the resignation of the Representative.

     7.4  Representative Expenses.  WebMD shall pay Representative Expenses in
          -----------------------
amount up to $10,000.

                                   ARTICLE 8
                                 MISCELLANEOUS
                                 -------------

     8.1  Transferability.  The contingent right to receive Escrow Shares shall
          ---------------
not be transferable by the Shareholders otherwise than by will or by the laws of descent and distribution.

     8.2  Notices.  Each party shall keep each of the other parties hereto
          -------
advised in writing of all transactions pursuant to this Agreement. Any notices or other communications required or permitted under this Agreement shall be in writing and shall be sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows, or if sent by facsimile to the facsimile numbers identified below:

If to WebMD or Merger Corp.:

     WebMD, Inc.
     400 The Lenox Building
     3399 Peachtree Road, N.E.
     Attn:  Ms. L. Scott Askins
     Atlanta, Georgia 30326
     Telecopy: (404) 479-7603
     Telephone: (404) 479-7706
with a copy to:

     Alston & Bird
     One Atlantic Center
     1201 West Peachtree Street
     Atlanta, Georgia  30309-3424
     Attn: J. Vaughan Curtis, Esq.
     Tel: (404) 881-7397
     Facsimile: (404) 881-4777

If to Representative:

     Philippe Chambon
     c/o The Sprout Group
     3000 Sand Hill Road, Bldg. 3 Suite 170
     Menlo Park, California
     Tel:  (650) 234-2760
     Facsimile: (650) 234-2779

With a copy to:

     Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 155 Constitution Drive
     Menlo Park, California 94025
     Telecopy Number: (650) 321-2800
     Attention: Scott C. Dettmer, Esq.

If to Escrow Agent:

     SunTrust Bank, Atlanta
     Corporate Trust Division
     3495 Piedmont Road
     Building 10, Suite 810
     Atlanta, Georgia  30305-1727
     Tel:  (404) 240-1954
     Fax:  (404) 240-2030

or such other person or address as shall be furnished in writing by any of the parties and any such notice or communication shall be deemed to have been given as of the date so mailed.

     8.3  Construction.  The validity, enforcement and construction of this
          ------------
Agreement shall be governed by the laws of the State of Georgia, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     8.4  Binding Effect.  This Agreement shall be binding upon and inure to the
          --------------
benefit of the parties hereto and their respective heirs, legatees, assigns and transferees, as the case may be. Escrow Agent shall be bound only by the terms of this Agreement and shall not be bound by or incur liability with respect to the Merger Agreement or any other agreement or understanding between WebMD and the Shareholders. The Escrow Agent shall not be charged with notice or knowledge of any such ancillary document, fact or information not specifically set forth herein. The Escrow Agent shall undertake to perform only such duties as are expressly set forth herein and no additional or implied duties or obligations shall be read into this Agreement against the Escrow Agent.

     8.5  Separability.  If any provision or section of this Agreement is
          ------------
determined to be void or otherwise unenforceable, it shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain enforceable in accordance with their terms.

     8.6  Headings.  The headings and subheadings contained in this Agreement
          --------
are for reference only and for the benefit of the parties and shall not be considered in the interpretation or construction of this Agreement.

     8.7  Execution in Counterparts.  This Agreement may be executed in any
          -------------------------
number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument

     8.8  Amendments.  This Agreement may be amended from time to time but only
          ----------
by written agreement signed by all of the parties hereto.

     8.9  Third-Party Beneficiaries.  Sapient, Merger Corp. and the former
          -------------------------
shareholders of Sapient are expressly intended to be third-party beneficiaries of the indemnities and obligations of the Representative as if they were parties to this Agreement.

                  [Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                       WEBMD, INC.


                       By: /s/  W. Michael Heekin
                          ----------------------------------------
                       Title:  Executive Vice President
                             -------------------------------------

                       "ESCROW AGENT"

                       SUNTRUST BANK, ATLANTA


                       By: /s/  Rebecca Fischer
                          ----------------------------------------

                       "REPRESENTATIVE"


                       /s/  Philippe Chambon
                       -------------------------------------------
                       Philippe Chambon

                                  SCHEDULE 1
                                  ----------

                                               APPROXIMATE                    MAXIMUM
                                               -----------                    -------
    NAME OF SHAREHOLDER                    PERCENTAGE INTEREST             ESCROW SHARES
    -------------------                    -------------------             -------------
Altschul Investment Group                         0.507%                        820
Asset Management Associates 1996 LP              28.708%                     46,468
Barbee, Roy                                       0.077%                        124
Barrow, Carrell                                   0.030%                         48
Barrow, Margaret                                  0.030%                         48
Bergstrom, Jason                                  0.001%                          2
Bleoaja, Cornel                                   0.014%                         22
Brown, Kenneth                                    0.007%                         12
Bryson, Vaughn                                    0.077%                        124
Budinich, John                                    0.071%                        115
Budinich, Richard                                 0.532%                        861
Burke, Scott                                      0.138%                        223
Burtis, Nancy                                     0.016%                         26
Calhoun, John                                     0.197%                        319
Clymer, Susan                                     1.105%                      1,788
Coleman, Deborah                                  0.231%                        374
Coleman, Kevin C.                                 0.035%                         56
Collins, Mark R.                                  0.345%                        558
Cook, Joe                                         0.095%                        154
Davenport, Craig                                  0.301%                        487
Dimmler, Charles                                  0.118%                        191
DLJ Capital Corporation                           0.537%                        869
DLJ First ESC LLC                                 2.684%                      4,345
Donaldson, Matina                                 0.003%                          5

Ebel, Benjamin                                0.092%                        149
Glenn, Paul F. Revocable Trust                1.011%                      1,636
Goulston, Adam                                0.001%                          1
Griffith, John                                0.124%                        201
Haack, Kimberly                               0.012%                         19
Hamid, Kamal                                  0.231%                        374
Hamm, Terry and Joyce                         0.138%                        224
Harrison, Seth                                0.197%                        319
Hayes, Sasha                                  0.006%                          9
Hennings, Zachary                             0.006%                          9
Hertik, Phil                                  0.232%                        375
Hicks, James D.                               1.417%                      2,294
Hunt, Michael                                 0.270%                        437
Kean, Anya                                    0.006%                          9
Kean, James R.                                3.318%                      5,370
Kean, Justin                                  0.006%                          9
Kean, Katya                                   0.006%                          9
Kean, Elizabeth                               0.030%                         48
Kean, Robert                                  0.030%                         48
Kean, Whitney                                 0.006%                          9
Kelly, David W.                               0.059%                         96
Kelly, Douglas A.                             0.059%                         96
Kelly, Michael C.                             0.059%                         96
Kelly, Patrick B.                             0.059%                         96
Kelly, William J.                             2.949%                      4,773
Kelly, The Phyllis Kelly Living Trust         0.151%                        245
Kienlen, Erika                                0.006%                          9
Lombardo, Thomas G.                           0.157%                        254

Margraf, Timothy                           0.231%                    374
McCall, Ernest                             0.394%                    638
Metcalf, Brock                             0.197%                    319
MFL Limited Partnership                    0.308%                    498
Muller, Roger                              0.358%                    580
Nagle, Rick (Frederick)                    0.508%                    823
New, Don                                   0.098%                    159
Reed, Cindy                                0.098%                    159
Rhea, Cynthia                              0.006%                      9
Nybakken, Kristopher                       3.269%                  5,291
Oregon Growth Account (OR)                 2.585%                  4,184
Oregon Life Sciences                       0.615%                    995
(ORTDF)/Cascadia Pacific Mgmt              0.455%                    737
Pacific Horizon Partners II, L.P.          0.059%                     96
Perlman, Louis                             0.197%                    319
Pfromer, Edward                            0.339%                    549
Powell, Michael                            0.848%                  1,372
Silicon Valley Bank                        0.216%                    350
Smith, Corey                               0.276%                    446
Sonnenschein, Edward                       0.162%                    262
Sonnenschein, Paul                         0.116%                    187
Sprout Capital VII LP                     23.361%                 37,813
Sprout CEO Fund, LP                        0.271%                    438
Synetic Inc.                              18.037%                 29,195
Von Reis, Siri                             0.507%                    820

                                  SCHEDULE 2
                                  ----------

                          AUTHORIZED REPRESENTATIVES
                          --------------------------

WebMD: Robert Draughon or L. Scott Askins, or any person designated in writing in a notice delivered to Escrow Agent signed by either of them.

Shareholders:  Philippe Chambon, Representative of the Shareholders